Exhibit 10.6

AGREEMENT NOT TO COMPETE

THIS AGREEMENT NOT TO COMPETE is entered into by and between K9 BYTES, INC., a Florida corporation and JOSHUA CANDAMO, individually, ("Seller") and K9 BYTES, INC., an Illinois corporation ("Buyer") as of the 26 day of October, 2011,

WITNESSETH:

WHEREAS, pursuant to a certain Asset Purchase Contract and Receipt executed by the parties, Buyer has on this date closed on the purchase from Seller of certain assets, including goodwill, of a business known as K9 BYTES, which business is located at 4809 E, Busch Blvd., Suite 106, Tampa, FL 33617, and,

WHEREAS, Seller has owned and operated the said business for several years in the past and Seller has an intimate knowledge of such business, its method of operation, its business plan, its financial operations, its customers and potential customer base, and other activities and services, including but not limited to, memoranda; files; forms, techniques, methods and procedures; programs; client accounts and customer lists; costs and prices; client needs, requirements and business affairs; records; manuals; computer data, software, and databases, and report information regarding independent contractors, and other trade secrets and confidential information which gives or could give the business a competitive advantage in the marketplace (hereinafter referred to collectively as the "Proprietary Property"), and therefore Buyer is and was not willing to execute the agreement related to the purchase of the assets described above, or to close on said agreement, therefore purchasing all of the assets related to such business, unless and until Seller agrees not to disclose to any third parties any information within their knowledge relative to such business, and until and unless Seller executes this agreement thereby agreeing not to compete with Buyer in the same or similar business for a reasonable period of time, and within a reasonable area,

NOW THEREFORE, Seller and Buyer in consideration of the portion of the purchase price provided for below, the mutual agreements set forth below, Buyer's execution of the agreements agreeing to purchase the assets of the subject business from Seller, and in consideration of Buyer's closing on said agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

1. Seller agrees that during the term of this agreement, they shall not at any time, except as required by any Court, supervisory authority, or administrative agency, without the written consent of Buyer, disclose to any person or entity any material confidential information within their knowledge relative to the subject business; provided however, that confidential information shall not include any information known generally to the public. Seller covenants and agrees that the Seller shall not, while assisting the Buyer under the Consultant Agreement, or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, entity, association or corporation, without the prior written consent of the Buyer, any information in any way relating to the Proprietary Property. The Proprietary Property shall remain the sole property of the Buyer and upon termination of the Consultant Agreement, Seller shall thereupon return all Proprietary Property (including, without limitation, all lists, documents or other types of records and any written, typed, printed or computer stored materials identifying the clients or the personnel of clients, together with any and all data involving advertising techniques, processing techniques, manuals, materials, programs, methods or contracts) in his possession or control to the Buyer. The Seller shall have no right to retain copies of such Proprietary Property without the express written consent of the Buyer, The covenants contained herein shall be construed as an independent agreement. The existence of any claim or cause of action of the Seller against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement hereof.

2.  Seller acknowledges that in the course of Seller's ownership of the business. Seller obtained knowledge of confidential matters essential to said business, and the competitive position of said business, including, without limitation, knowledge of said business' customers, potential customer base, business strategies, method of operation, and financial information, and that such knowledge would unfairly disadvantage Buyer were Seller to engage in business activities competitive with Buyer in Buyer's ownership and operation of the business. Seller further acknowledges that the business is an internet-based business and that a narrow geographic scope would not afford Buyer the protection that is a part of the consideration for the purchase and sale. Seller therefore agrees that Seller shall not, at any time during the Training Period, as defined in that certain Consultant Agreement executed of even date herewith and made a part hereof by reference, and for a period of three 3) years from and after said Training Period, perform services as an officer, director, consultant, or employee of, or be or become the owner whether as sole proprietor, partner, joint venturer, shareholder, member or otherwise, or otherwise participate in or own in any manner any business engaged in the same or similar business as the subject business or other similar type businesses, within the United States and Canada. Buyer agrees to cause Seller to abide by the terms of this Non-Competition Agreement, and further that in the event of the breach of this agreement by Seller, that Seller, jointly and severally, shall be liable for any damages payable by Seller to the Buyer because of said breach. In the furtherance of the foregoing and not in limitation thereof, the Seller agrees that during the term of the Consultant Agreement and for a period of three (3) years after the termination of the Consultant Agreement, the Seller shall not, directly or indirectly, solicit or service in any way, on behalf of himself or on behalf of or in conjunction with others, any client or customer, or prospective client or customer who has been solicited or serviced by the Seller within cue (1) year prior to the Consultant Agreement. In furtherance of the foregoing and not in limitation thereof, the Seller agrees that during the term of the Consultant Agreement and for a period of three (3) years after the termination of the Consultant Agreement, the Buyer shall not, directly or indirectly, for himself or any enterprise engaged in competition with the Buyer, solicit for employment or employ any employee or independent contractor who is then employed or retained by the Buyer or who has been employed or retained by the Buyer within one (1) year prior to the termination of the Consultant Agreement. The covenants contained herein shall be construed as an independent agreement. The existence of any claim or cause of action of the Seller against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement hereof.

3. All parties hereto agree and acknowledge that the breach by Seller of the provisions of this Non-Competition Agreement would cause irreparable harm to Buyer that could not adequately be compensated by monetary damages. Accordingly, all parties hereto agree that in addition to any other legal remedies that may be available to Buyer in the event of the breach of this Non-Competition Agreement (including monetary damages) the provisions of this Non- Competition Agreement may be enforced through appropriate injunctive or other equitable relief, without the requirement to post bond.

4. In the event that any reviewing court, arbitration panel, or other reviewing tribunal finds that any part of this Non-Competition Agreement is unreasonable and therefore unenforceable with respect to all or any of the time, area, or activities specified, then said reviewing tribunal may reduce the time area, or othr activities of this Non-Competition Agreement to a time, area, or activity that it deems to be reasonable and therefore enforceable.

5. The remedies contained in this Agreement are cumulative and not exclusive.

6. This agreement shall be governed by and construed under the laws of the State of Florida,

7. This agreement contains the entire agreement of the parties relative to its subject matter, and any amendment or addition hereto, in order to be enforceable, must be in writing and signed by all parties hereto.

8. Should any legal action be taken regarding this Agreement, the prevailing party shall recover from the losing party all reasonable attorney's fees and costs incurred thereby.

9. Tins Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

10. Gender references used herein shall be modified as required to meet the circumstances. Whenever the context so requires, the plural shall include the singular and vice versa.

11. The parties agree that any litigation or arbitration between the parties shall be conducted in the State of Illinois and do hereby consent to jurisdiction and venue in Cook County, Illinois.

EXECUTED as of the date set forth above.

"BUYER"

K9 BYTES, INC., an Illinois corporation

BY: ______________________
SHAUN PASSLEY, President

____
Witness as to Buyer

____
Witness as to Buyer

STATE OF Illinois
COUNTY OF Cook

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the above State and County to take acknowledgments, personally appeared SHAUN PASSLEY as President of K9 BYTES, INC., an Illinois corporation, who provided ______________________ as identification or who is personally known to me.

WITNESS my hand and official seal in the above County and State this 26 day of October, 2011.

(SEAL)

OFFICIAL SEAL
CARLETT FLEMING-DUDLEY
NOTARY PUBLIC - STATE OF ILLINOIS
MY COMMISSION EXPIRES:06/01/13

____
Notary Public
My commission expires: 6-1-13

"SELLER"

K9 BYTES, INC., a Florida corporation

BY: ______________________
JOSHUA CANDAMO, President

____
Witness as to Seller

____
JOSHUA CANDAMO, individually

____
Witness as to Seller

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